Exhibit 8

List of Subsidiaries

Subsidiary	Jurisdiction of Organization	Commonly Referred to As
Aços Laminados do Pará S.A.	Brazil	ALPA
Aegis Indemnity Ltd.	Bermudas	AEGIS
Baldertonn Trading Corporate	Virgin Islands
Belcoal Pty Ltd.	Australia
Belvedere Australia (BP) Pty. Ltd.	Australia
Belvedere Coal Management Pty. Ltd. (ACN 112 868 461)	Australia	BELVEDERE
Belvedere JV (Unincorporated)	Australia
Biopalma da Amazônia S.A - Reflorestamento, Indústria e Comércio	Brazil	Biopalma
Bowen Central Coal JV (Unincorporated)	Australia
Bowen Central Coal Pty. Ltd. - (ACN107 198 676)	Australia
Bowen Central Coal Sales Pty. Ltd. - (ACN 107 201 230)	Australia
Broadlea Coal Management Pty Ltd. - (ACN 104 885 994)	Australia
Broadlea JV (Unincorporate)	Australia
Cadam Overseas Ltd.	Bermudas	CADAM OVERSEAS
Cadam S.A.	Brazil	CADAM
Caemi Holding GmbH	Australia	CAEMI HOLDINGS GMBH
Camberwell Coal Pty. Ltd. - (ACN 003 825 018)	Australia
Canico Resources Corp.	Bahamas	CANICO
Carborough Downs Coal Management Pty. Ltd. - (ACN 108 803 461)	Australia
Carborough Downs Coal Sales Pty. Ltd - (ACN 108 803 470)	Australia
Carborough Downs JV (Unincorporated)	Australia
CI Vale Colombia SAS	Colombia	VALE COLOMBIA
CMM Overseas Ltd.	Bermudas	CMM OVERSEAS
Compagnie Minière Trois Rivières	Gabon	CMTR
Companhia Ferro-Ligas do Amapá S.A.	Brazil	CFA
Companhia Paulista de Ferro-Ligas	Brazil	CPFL
Companhia Portuaria Baia de Sepetiba	Brazil	CPBS
Companhia Siderúrgica Ubu	Brazil	CSU
Compañia Minera Andino-Brasileira Ltda	Chile	CMAB
Compañia Minera Miski Mayo S.Ac.	Peru	MISKI MAYO
Corredor do Desenvolvimento do Norte S.a.r.L	Mozambique	CDN
CPP Participações S.A.	Brazil	CPP
Cubatão Fertilizer B.V.	Netherlands
CVRD Venezuela S.A.	Venezuela	CVRD VENEZUELA
Docepar S.A.	Brazil	DOCEPAR

Eagle Downs Coal Management PTY Ltd	Australia
Ellensfield Coal Management Pty. Ltd. - (ACN 123 542 754)	Australia	ELLENSFIELD
Empreendimentos Brasileiros de Mineração S.A.	Brazil	EBM
Empresa de Mineração Curuá Ltda.	Brazil	CURUÁ
Exide Group Incorporated	United States	EXIDE
Ferrovia Centro-Atlântica S.A.	Brazil	FCA
Ferrovia Norte Sul S.A.	Brazil	FNS
Ferteco Europa S.à.r.l	Luxembourg	FERTECO EUROPA
Fertilizantes Participações S.A.	Brazil
Florestas Rio Doce S.A.	Brazil	FLORESTAS
Fortlee Investiments Limited	Virgin Islands
GEVALE Indústria Mineira Ltda.	Angola	GEVALE
Glennies Creek Coal Management Pty Ltd. - (ACN 097 768 093)	Australia
Glennies Creek JV (Unincorporate)	Australia
Goro Funding, LLC	United States	GORO
IFC - Indústria de Fosfatados Catarinense Ltda	Brazil	IFC
Inco Australia Management Pty. Ltd.	Australia	IAM
Infostrata S.A.	Brazil	INFOSTRATA
Integra Coal JV (Unincorporate)	Australia
Integra Coal Operations Pty Ltd. - (ACN 118 030 998)	Australia
Integra Coal Sales Pty. Ltd. - (ACN 080 537 033)	Australia
Internacional Iron Company. Inc	Panamá
Isaac Plains Coal Management Pty. Ltd. - (ACN 114 277 315)	Australia
Isaac Plains Coal Sales Pty. Ltd. - (ACN 114 276 701)	Australia
Isaac Plains JV (Unincorporated)	Australia
Kaolin International BV	Netherlands	KIBV
Kaolin International Oy	Finland	KIOY
Kaolin International S.A.	Belgium	KISA
Kaolin Overseas Ltd.	Cayman	KAOLIN OVERSEAS
Kaserge Serviços Gerais Ltda.	Brazil	KSG
Maitland Main Collieries Pty. Ltd. - (ACN 000 021 652)	Australia
MBR Overseas Ltd.	Bermudas	MBR OVERSEAS
Mineração Corumbaense Reunida S.A.	Brazil	MCR
Mineração Dobrados S.A. Indústria e Comércio	Brazil	MINERAÇÃO DOBRADOS
Mineração Guanhães Ltda.	Brazil	GUANHÃES
Mineração Guariba S.A.	Brazil	GUARIBA
Mineração Japurá Ltda.	Brazil	JAPURÁ
Mineração Manati LTDA	Brazil

Mineração Mato Grosso S.A.	Brazil	MMT
Mineração Naque S.A.	Brazil	NAQUE
Mineração Ocirema Indústria e Comércio Ltda	Brazil
Mineração Urucum Ltda.	Brazil	URUCUM
Mineração Zarzuela Ltda.	Brazil
Minerações BR Holding GmbH	Austria	MBR HOLDINGS GMBH
Minerações Brasileiras Reunidas S.A.	Brazil	MBR
Minérios Metalúrgicos do Nordeste S.A.	Brazil	MMN
Monticello Insurance Ltd.	Barbados	MIL
MS Empreendimentos e Participações Ltda.	Brazil	MSEP
MSE - Serviços de Operação, Manutenção e Montagem Ltda	Brazil	MSE
MSL Minerais S.A.	Brazil	MSL
MSL Overseas Ltd.	Bermudas	MSL OVERSEAS
Multiplex Resource (Kazakhstan) Ltd.	Kazakhstan	MULTIPLEX
MVM Resources International B.V.	Netherlands	MVM
Mystery Lake Nickel Mines Limited	Canada	MYSTERY LAKE
Nebo Central Coal Pty. Ltd. - (ACN 079 942 377)	Australia	NEBO
NORPEL - Pelotização do Norte S.A.	Brazil	NORPEL
NSW Coal Resources Pty. Ltd. - (ACN 077 459 735)	Australia	NSW
Pineland Timber Company Limited	Canada
Ponta Ubu Agropecuária Ltda.	Brazil	PONTA UBU
Porto Norte S.A.	Brazil
Potássio Rio Colorado S.A.	Argentina	PRC
Prairie Potash Mines Limited	Canada
Prony Branch	New Caledonia	PRONY BRANCH
Prony Nickel S.A.S.	France	PRONY
PT International Nickel Indonesia Tbk	Indonesia	PT INCO
PT Vale Eksplorasi Indonesia	Indonesia	PTVEI
Qld Coal Holdings Pty. Ltd. - (ACN 081 724 129)	Australia
Rio Doce Amsterdam BV	Netherlands	RD AMSTERDAM
Rio Doce Australia Pty. Ltd.	Australia	RD AUSTRALIA
Rio Doce International S.A.	Belgium	RDI
Rio Doce Netherlands BV	Netherlands	RD NETHERLANDS
Rio Paranoá Participações Ltda.	Brazil
Salobo Metais S.A.	Brazil	SALOBO
Seamar Shipping Corporation	Liberia	SEAMAR SHIPPING
Sharcolle Investments Lda (Zona Franca da Madeira)	Portugal
SL Serviços Logísticos Ltda.	Brazil	SL
Sociedad Contractual Minera Tres Valles	Chile	SMTR

Sociedad Portuária Rio Cordoba S.A.	Colombia	SPRC
Sociedade de Desenvolvimento do Coredor de Nacala	Mozambique	SDNC
Sociedade de Mineração Constelação de Apolo	Brazil	CONSTELAÇÃO DE APOLO
Société Industrielle et Commerciale Brasilo-Luxembourgeoise - Brasilux	Luxembourg	BRASILUX
SRV Reinsurance Company Ltd.	Switzerland	SRV
SRV Reinsurance do Brasil S.A.	Brazil
Taiwan Nickel Refining Corporation	Taiwan
Tethys Mining LLC	Mongolia	TETHYS
The Central East African Railway	Malawi	CEAR
Tiebaghi Nickel S.A.S (Branch)	New Caledonia	TIEBAGHI BRANCH
Tiebaghi Nickel S.A.S.	France	TIEBAGHI
Transbarge Navegacion S.A.	Paraguay	TBN
Transporte Ferroviário Concesionária S.A.	Argentina	TFC
Transporte Ferroviário Inversora Argentina S.A.	Argentina
UF Distribuidora de Combustíveis Ltda.	Brazil	UF DISTRIBUIDORA
Ultrafértil S.A.	Brazil	ULTRAFÉRTIL
Vale Africa Investments (Proprietary) Limited	South Africa
Vale Americas Inc	United States
Vale Asia K.K Shanghai Representative Office	China	Vale SHANGHAI
Vale Ásia Kabushiki Kaisha	Japan	VALE ASIA
Vale Australia (CQ) Pty Ltd - (ACN 103 902 389)	Australia	VALE AUSTRALIA CQ
Vale Australia (EA) Pty. Ltd. - (ACN 081 724 101)	Australia	VALE AUSTRALIA EA
Vale Australia (GC) Pty. Ltd. - (ACN 097 238 349)	Australia	VALE AUSTRALIA GC
Vale Australia (IP) Pty. Ltd. - (ACN 114 276 694)	Australia	VALE AUSTRALIA IP
Vale Australia Ellensfield Pty. Ltd. - (ACN 123 542 487)	Australia
Vale Australia Holdings Pty. Ltd. (ACN 075 176 386)	Australia
Vale Australia Pty. Ltd. (ACN 062 536 270)	Australia	VALE AUSTRALIA
Vale Austria Holding Gmbh Oman Branch	Oman
Vale Austria Holdings GmbH	Austria	A1
Vale Austria Holdings GmbH (Ethiopia Branch)	Ethiopia
Vale Belvedere (BC) Pty. Ltd.	Australia
Vale Belvedere (SEQ) Pty. Ltd.	Australia
Vale Belvedere Pty. Ltd. (ACN 128 403 645)	Australia
Vale Canada Holdings Inc.	Canada
Vale Canadá Limited	Canada
Vale Capital II	Cayman
Vale Capital Ltd.	Cayman	VALE CAPITAL
Vale China Holdings (Barbados) Ltd.	Barbados

Vale Coal Colombia Ltd. Surcursal Colombia	Bermudas
Vale Coal Exploration Pty. Ltd. - (ACN 108 568 725)	Australia
Vale Colombia Holdings Ltd.	Bermudas
Vale Colombia Port Ltd.	Bermudas
Vale Colombia Transportation Ltd	Bermudas
Vale Comércio Internacional SE	Austria	VCI
Vale Cubatão Fertilizantes Ltda	Brazil
Vale Emirates Ltd.	Dubai	VALE EMIRATES
Vale Empreendimentos e Participações Ltda.	Brazil
Vale Energia Limpa Moçambique, Limitada	Mozambique
Vale Energia Limpa S.A.	Brazil
Vale Energia S.A.	Brazil	VALE ENERGIA
Vale Europa SE	United Kingdom
Vale Europe Limited	United Kingdom
Vale Europe Pension Trustees Ltd.	United Kingdom	VEPT
Vale Evate Moçambique, Limitada	Mozambique
Vale Exploracion Argentina S.A.	Argentina	VALE ARGENTINA
Vale Exploraciones Chile Ltda.	Chile	VALE CHILE
Vale Exploraciones Mexico, AS de CV	Mexico	Vale Mexico
Vale Exploration Canada Inc.	Canada	VEC
Vale Exploration Peru SAC	Peru	VALE PERU
Vale Exploration Philippines Inc	Philippines	VALE PHILIPPINES
Vale Exploration Pty Ltd. (ACN 127 080 219)	Australia
Vale Explorations USA, Inc.	United States
Vale Fertilizantes Moçambique, Limitada	Mozambique
Vale Fertilizantes S.A.	Brazil	FOSFERTIL
Vale Fertilizer Australia Pty Ltd	Australia	VFA
Vale Fertilizer International Holding B.V.	Netherlands
Vale Fertilizer Netherlands B.V.	Netherlands	VF NETHERLANDS
Vale Guinee S.A.	Guinea	VALE GUINEE
Vale Holdings (Barbados) Limited	Barbados	VIAP
Vale Holdings AG	Austria	A2
Vale Inco Asia Ltd.	Barbados	VIAL
Vale Inco Atlantic Sales Limited	Canada
Vale Inco Australia Ltd. Partnership	Australia
Vale Inco Europe Holdings	United Kingdom	VIEH
Vale Inco Management Advisory Services (Shangai) Co., Ltd.	China
Vale Inco Nouvelle-Calédonie Branch	New Caledonia
Vale Inco Pacific Ltd. Branch (Taiwan)	Taiwan

Vale Inco Pacific Ltd. Branch (Thailand)	Thailand
Vale Inco Pacific Ltd.	Hong Kong
Vale Inco Resources (Australia) Pty. Ltd.	Australia	VIRA
Vale India Private Limited	India	VALE INDIA
Vale International Korea	Korea	VALE KOREA
Vale International Oman	Oman	VALE OMAN
Vale International S.A.	Switzerland	VALE INTERNATIONAL
Vale International S.A. Singapore Branch	Singapore
Vale International Singapore	Singapore	VALE SINGAPORE
Vale Investments Ltd.	Jersey	VALE INVESTMENTS
Vale Japan Ltd.	Japan	VJL
Vale Kazakhstan LLP	Kazakhstan	VALE KAZAKH
Vale Limited	United States	VALE LIMITED
Vale Logística Africa, LDA	Mozambique
Vale Logística da Argentina S.A.	Argentina	VLA
Vale Logística de Uruguay S.A.	Uruguay
Vale Logístics Limited	Malawi
Vale Malaysia Minerals SDN. BHD.	Malaysia
Vale Manganês S.A.	Brazil	VALE MANGANÊS
Vale Manganese France	France	VALE MANGANESE FRANCE
Vale Manganese Norway AS	Norway	V NORWAY
Vale Mauritius Ltd.	Mauritius	VALE MAURITIUS
Vale Mina do Azul S.A.	Brazil
Vale Minerals China Co. Ltd.	China	VALE CHINA
Vale Moçambique Ltda.	Mozambique	VMZ
Vale Newfoundland & Labrador Ltd.	Canada	VINLL
Vale Nickel (Dalian) Co. Ltd.	China
Vale Nouvelle-Calédonie S.A.S.	France
Vale Oil & Gas Peru S.A.C	Peru
Vale Óleo e Gás S.A.	Brazil
Vale Oman Distribution Center LLC	Oman	VALE OMAN DISTRIBUTION
Vale Oman Pelletizing Company LLC	Oman	VALE OMAN PELLETIZING
Vale Overseas Ltd.	Cayman	VALE OVERSEAS
Vale Potash Canada Limited	Canada	VPCL
Vale Potássio Nordeste S.A.	Brazil
Vale Projectos e Desenvolvimento Moçambique Limitada	Mozambique	VPDM
Vale Proyectos Minerales S.A.	Argentina	VPM

Vale Republic Democratique Du Congo	Congo	VALE CONGO
Vale Shipping Company Pte. Limited	Singapore	VSC
Vale Shipping Enterprise Pte. Ltd.	Singapore	VSE
Vale Shipping Holding Pte. Ltd	Singapore	VSH
Vale Shipping Singapore Pte. Ltd	Singapore	VSS
Vale Slab S.A.	Switzerland
Vale Soluções em Energia S.A.	Brazil	VSE
Vale South Africa (Proprietary) Ltd.	South Africa	VALE SOUTH AFRICA
Vale Technology Development (Canada) Limited	Canada
Vale Trading (Shanghai) Co., Ltd	China
Vale Zambia Limited	Zambia
ValeServe Malaysia Sdn. Bhd.	Malaysia	VSM
Valesul Alumínio S.A.	Brazil	VALESUL
VBG - Logistics ( Vale BSGR Logistics) Corp.	Liberia	Vale BSGR Logistics
VBG - Vale BSGR BVI Limited	Virgin Islands
VBG - VALE BSGR GUINEA LIMITED	Guinea
VBG - Vale BSGR LIBERIA Limited	Liberia
VBG - Vale BSGR Limited	Guernsey
VEL (ME) Ltd.	Dubai	VEL (DUBAI)
VEL Holdings GmbH	Austria
Vistaerea S.A.	Brazil	VISTAEREA
VLI Multimodal S.A.	Brazil
VLI Operações de Terminais S.A.	Brazil
VLI Operações Portuárias S.A.	Brazil	VOP
VLI Participações S.A.	Brazil
VLI S.A.	Brazil	VLI